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                                                                    Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of The AES Corporation on Form S-8 of our reports dated February 5, 2002
(February 6, 2002 as to paragraph 9 of Note 4, and March 21, 2002 as to paragraph 7 of Note 6) and June 7, 2002, appearing in the Annual Report on Form 10-K of The AES Corporation for the year ended December 31, 2001 and in the Annual Report on Form 11-K of The AES Corporation Profit Sharing and Stock Ownership Plan for the year ended December 31, 2001, respectively.

DELOITTE & TOUCHE

McLean, Virginia
August 5, 2002